Exhibit 10.18

WAUSAU PAPER CORP.

2005 EXECUTIVE DEFERRED COMPENSATION PLAN

(as amended December 17, 2008)

WAUSAU PAPER CORP.

2005 EXECUTIVE DEFERRED COMPENSATION PLAN

1.

Restatement of Plan.  Wausau Paper Corp. (“the Company”) last amended the Wausau Paper Corp. 2005 Executive Deferred Compensation Plan (the “Plan”) December 16, 2005, to be effective January 1, 2005.  The Plan is hereby amended and restated effective to implement the termination of the Plan effective December 17, 2008 and liquidation of the Plan on December 21, 2009, as well as to provide for the use of transition rules under IRS guidance.

2.

Purpose.  The Plan is maintained solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed by one or more of Code Sections 401(a)(17), 401(k), 401(m), 402(g), 403(b), 408(k) or 415.

3.

Definitions.  As used in this Plan, the following terms shall have the meaning set forth in this section 3:

(a)

“Account” means each account established pursuant to section 5(a) to record the Salary or Incentive Compensation, or both, deferred by a Participant and the interest credited on such amounts pursuant to section 5.

(b)

“Beneficiary” means such person or persons, or organization or organizations, as the Participant from time to time may designate by a written designation filed with the Company during the Participant’s life.  Any amounts payable hereunder to a Participant’s Beneficiary shall be paid in such proportions and subject to such trusts, powers, and conditions as the Participant may provide in such designation.  Each such designation, unless otherwise expressly provided therein, may be revoked by the Participant by a written revocation filed with the Company during the Participant’s life.  If more than one such designation shall be filed by a Participant with the Company, the last designation so filed shall control over any revocable designation filed prior to such filing.  To the extent that any amounts payable under this Plan to a Participant’s Beneficiary are not effectively disposed of pursuant to the above provisions of this section 3(b), either because no designation was in effect at the Participant’s death or because a designation in effect at the Participant’s death failed to dispose of such amounts in their entirety, then for purposes of this Plan, the Participant’s “Beneficiary” as to such undisposed of amounts shall be the Participant’s estate.

(c)

“Code” means the Internal Revenue Code of 1986, as amended, and reference to any section of the Code shall be deemed to include any successor section or sections.  Any reference to a section of the Code shall also be deemed to incorporate any regulation promulgated thereunder.

(d)

“Committee” means the Compensation Committee of the Board of Directors of the Company.

(e)

“Controlled Group” means the Company and each other member of the controlled group of corporations or other entities under common control to which the Company belongs for purposes of determining whether a separation from service has occurred pursuant to Code Section 409A and the regulations promulgated thereunder.

(f)

“Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the receipt by the Participant, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, of income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or any Subsidiary.

(g)

“Executive Officer” means the President, any Vice President, the Secretary, and the Treasurer of the Company, but shall not include any officer of any Subsidiary or of any division, group, or other operational unit of the Company.

(h)

“Fiscal Year” means the fiscal year of the Company as from time to time in effect.

(i)

“Incentive Compensation” means all compensation payable in cash pursuant to the terms of an incentive or bonus compensation plan to an Executive Officer for services rendered as an Executive Officer.

(j)

“Initial Payment Date” means the date determined by section 6 as the date on which distribution of a Participant’s Account is to commence.

(k)

“Prime Rate” means an annual rate of interest equal to the prime rate published in The Wall Street Journal on the first day of each calendar quarter.  In the event the prime rate is no longer published in The Wall Street Journal (or in any substitute source as provided for herein), the Committee shall select another published standard by which to determine the prime rate then quoted by the principal banks in the United States and the Committee’s determination in good faith of such rate shall be conclusive and binding on the Company and all Participants.

(l)

“Participant” means an Executive Officer who has filed an election to participate in the Plan or has an undistributed balance in one or more Accounts.

(m)

“Salary” means the base salary of an Executive Officer as from time to time in effect during a Fiscal Year.

(n)

“Subsidiary” means each subsidiary of the Company in which the Company owns not less than a 50% equity interest.

(o)

“Termination of Employment” means the termination of a Participant’s employment with the Company and each member of the Controlled Group.

4.

Deferral of Salary and Incentive Compensation.

(a)

Annual Election.  Each Executive Officer may elect before January 1 of each Fiscal Year beginning prior to January 1, 2009 (each such Fiscal Year a separate “Election Year”), to defer the payment of (i) not more than 50% of the Executive Officer’s Salary for such Election Year, and (ii) all or any portion of the Incentive Compensation attributable to such Election Year, whether or not payment of such Incentive Compensation would otherwise be made on or before the last day of such Election Year.  An election by an Executive Officer pursuant to this section 4(a) shall be effective only with respect to the Executive Officer’s Salary and Incentive Compensation which is attributable to the performance of services during such Election Year and shall remain in effect only through the last day of the Election Year.

(b)

New Executive Officer.  Notwithstanding any other provision of section 4(a), if a person first becomes an Executive Officer during a Fiscal Year which begins prior to January 1, 2009, such Executive Officer may, within 30 days of his election or appointment, elect to become a Participant with respect to 50% of the Executive Officer’s Salary and all or any portion of the Incentive Compensation attributable to such Fiscal Year (the “Initial Election Year”), whether or not payment of such Incentive Compensation would otherwise be made on or before the last day of such Initial Election Year.  An election by an Executive Officer pursuant to this section 4(b) shall be effective with respect to the Executive Officer’s Salary and Incentive Compensation which is attributable to the performance of services during the Initial Election Year which is subsequent to such election or which is first determinable after the date such election is made and shall remain in only through the last day of the Initial Election Year;

provided, however, that such election shall be applicable only to such portion of the Executive Officer’s Incentive Compensation attributable to the Election Year as is determined by multiplying the Executive Officer’s total Incentive Compensation by a fraction, (1) the numerator of which is the number of days in the Election Year subsequent to the date of such election and (2) the denominator of which is the number of days in the Election Year in which the Executive Officer was employed in a position in which he was eligible to earn said Incentive Compensation.  Any election to defer payment of Salary or Incentive Compensation other than the election of an Executive Officer under this section 4(b) with respect to the Initial Election Year shall be governed by the provisions of section 4(a).

(c)

Payment of Deferred Amounts.  Salary or Incentive Compensation deferred pursuant to this section 4 shall be distributable in accordance with section 6 only after such Participant’s Termination of Employment.  Any portion of an Executive Officer’s Salary or Incentive Compensation not subject to an election made in accordance with this section 4 shall be paid to the Executive Officer in cash in accordance with the Company’s usual and customary pay practices for such type of compensation.

5.

Accounting and Elections.

(a)

Accounts.  The Company shall establish an Account for each Election Year in the name of each Executive Officer who has elected to defer the payment of Salary or Incentive Compensation, or both, pursuant to section 4.  Each Participant’s Account shall be credited with the Salary or Incentive Compensation, or both, deferred by the Participant for a single Election Year and any interest credited on such amounts pursuant to section 5(c).

(b)

Crediting of Deferred Amounts.  As of each date on which the Company would otherwise make a payment of a Participant’s Salary or Incentive Compensation, as the case may be, that portion of the Participant’s Salary or Incentive Compensation which is subject to a valid deferral election pursuant to section 4 shall be credited by the Company to the Participant’s Account which has been established with respect to the Election Year to which such payment is attributable.

(c)

Crediting Interest.  On the last day of each calendar month, up to and including a Participant’s Initial Payment Date, interest at the Prime Rate shall be credited to each of the Participant’s Accounts based on the average daily balance in each such Account during the month and the number of days in the month.

(d)

Annual Report.  Within 60 days of the end of each Fiscal Year in which this Plan is in effect, the Company shall furnish each Participant a statement of the year end balance in such Participant’s Accounts.

6.

Distribution of Deferred Accounts.

(a)

Election of Initial Payment Date.  At the same time as a Participant’s election to participate for an Election Year is filed pursuant to section 4, the Participant shall file a written election with the Company to specify the Initial Payment Date for the Account established pursuant to section 5(a) for such Election Year; provided, however, that (i) if not the last day of a calendar month, the date so specified shall be adjusted to the last day of the month in which the specified date occurs (but such adjustment shall not be deemed to render the Participant’s election to be invalid), (ii) in no event shall the date so specified be a date later than the last day of the month in which the Participant’s 65th birthday occurs if the Participant incurs a Termination of Employment prior to attaining age 65, and (iii) notwithstanding the date specified in such election, the Initial Payment Date of a Participant shall be adjusted by the Committee, if distribution on the date selected by the Participant would otherwise result in a violation of Code Section 409A, to the later of (A) last day of the first calendar month in which occurs the first date which is six months subsequent to the Participant’s Termination of Employment, and (B) February 15 of the year following the year in which the Participant’s Termination of Employment occurs (but such adjustment shall not be deemed to render the Participant’s election to be invalid).  In the event that a Participant has not made a valid election as to his Initial Payment Date or has not incurred a Termination of Employment prior to the date specified by him as his Initial Payment Date, the Initial Distribution Date of such Participant shall be the later of (i) the last day of the calendar month in which the Participant’s Termination of Employment occurs by reason of Disability, (ii) the date which is six months subsequent to the Participant’s Termination of Employment for reasons other than Disability, and (iii) February 15 of the year following the year in which the Participant’s Termination of Employment occurs.  Subsequent to a Participant having filed his election pursuant to this section 6(a) for an Election Year, the Participant may modify his Initial Payment Date (or change a previous election) with respect to the Account established for such Election Year only if (i) such election will not be effective until 12 months after the date on which it is received by the Company, (ii) such election is made not less than 12 months prior to the Initial Payment Date otherwise then in effect, and (iii) such election defers the Initial Payment Date to a date which is not less than five years subsequent to the Initial Payment Date otherwise then in effect;

(b)

Ending Balance.  The “Ending Balance” shall be determined with respect to each of a Participant’s Accounts and, with respect to each such Account, means the balance of the Account determined as of the Initial Payment Date of such Account.

(c)

Elective Distribution.  At the same time as the Participant’s initial election to participate for an Election Year is filed pursuant to section 4, the Participant shall file a written election with the Company that, subject to the provisions of section 8 concerning a Change of Control, distribution of the Ending Balance shall be made in cash in accordance with one of the following alternatives:

(i)

Even Installment Payments.  In a specified number of monthly installments, each of which shall be a multiple of 12 and the total of which shall not exceed 120 (the “Number of Installments”), in amounts determined in accordance with the following:

(A)

the monthly payment for the first twelve monthly installments shall be equal to the amount necessary to amortize in the Number of Installments a loan in an amount equal to the Ending Balance with interest at the Prime Rate which is or would then be used to credit interest pursuant to section 4(c) accruing monthly on the unpaid Ending Balance; and

(B)

on each anniversary of the Initial Payment Date, the amount of each of the next twelve monthly installments shall be recalculated and shall, for the twelve-month period beginning on each such anniversary, be equal to the amount necessary to amortize, in monthly installments over the Remaining Payment Period, a loan in an amount equal to the then unpaid Ending Balance with interest at the Prime Rate accruing monthly on the unpaid Ending Balance which is or would then be used to credit interest pursuant to section 4(c).  As of any anniversary, the “Remaining Payment Period” shall be equal to the remainder of (a) the Number of Installments, minus (b) the number of installments which have then been paid.

(ii)

Uneven Installment Payments.  In a specified number of monthly installments, not in excess of 120 (the “Number of Installments”), equal to the sum of:

(A)

the Participant’s Ending Balance divided by the total Number of Installments; plus

(B)

interest at the Prime Rate computed on the average balance in the Account from and including the day next succeeding (a) the Initial Payment Date (with respect to the second installment), and (b) the next preceding payment date, in the case of the third and any subsequent installment, to and including such payment date.

(iii)

Lump Sum.  In a lump sum.

Subsequent to the Participant having filed his election pursuant to this section 6(c), but prior to Participant’s Termination of Employment, an election by a Participant to modify his election pursuant to this section 6(c) shall be effective only if (i) such election, by its terms, will be effective not less than 12 months after the date on which it is received by the Company, (ii) such election is made not less than 12 months prior to the Initial Payment Date otherwise then in effect, (iii) such election defers the Initial Payment Date to a date which is not less than five years subsequent to the Initial Payment Date otherwise then in effect, and (iv) such election does not result in an acceleration of the distribution of the Participant’s Ending Balance.

(d)

Automatic Form of Payment.  In the event that a Participant has not made a valid election as to the form of distribution of the Participant’s Ending Balance, it shall be payable in a lump sum on the Participant’s Initial Distribution Date.

(e)

Death Benefit.  In the event that a Participant dies before receiving payment of an Account, the unpaid balance of such Account shall be paid to his Beneficiary as specified in the Participant’s most recent effective election, if any, otherwise pursuant to section 6(d); provided, however, that for purposes of this section 6(e), the date specified in clause (ii) of the second sentence of section 6(a) shall be the Participant’s Termination of Employment.  If a Beneficiary dies after the Participant’s death, but before receiving the entire payment of the Beneficiary’s portion of an Account, the portion of the unpaid balance which such Beneficiary would have received if he had not died shall be paid in a lump sum to such Beneficiary’s estate unless the Participant designated otherwise.

(f)

Transition Rule Elections.  Notwithstanding anything herein to the contrary, the transition relief provided in IRS Notice 2007-78 and Notice 2007-86 shall apply to the Plan to the extent applicable, including the ability of Participant’s to make a new Initial Payment Date election and payment method election for the 2005, 2006, 2007, and 2008 Election Years on or before December 31, 2008.

7.

Form for Elections.  The Secretary of the Company shall provide election forms for use by Executive Officers in making an initial election to become a Participant and for making all other elections or designations permitted or required by the Plan.

8.

Change of Control.

(a)

Form of Distribution.  In the event a Participant incurs a Termination of Employment within the one-year period subsequent to a Change of Control, payment of the Ending Balance shall be made in a lump sum on the first day which is both (i) the last day of a month, and (ii) if the Participant was then a “key employee” within the meaning of Code Section 416(i), not less than six months subsequent to the date on which the Participant’s Termination of Employment occurs.

(b)

Change of Control.  Effective January 1, 2005, for purposes of this Plan, a “Change in Control” shall mean a “change of control” of the Company as defined in Code Section 409A and the regulations promulgated thereunder.

9.

Section 409A Compliance.  Notwithstanding any other provision of the Plan or any election made or permitted to be made hereunder, no election as to the timing or form, or both, of the distribution of a Participant’s Account, and no other distribution otherwise provided for by this Plan, shall be effective or made, as the case may be, if such timing or form of distribution would cause the Plan to fail to meet the requirements of Code Section 409A or cause the Participant to be subject to the interest and additional tax imposed pursuant to Code Section 409A(a)(1)(B), and any such election or such other provision shall be modified in the operation of the Plan so that the timing or form of distribution, or both, as the case may be, corresponds as closely as possible to such election or other provision, but will then comply with the requirements of Code Section 409A so as to preclude the application of Code Section 409A(a)(1)(B).

10.

Miscellaneous.

(a)

No Assignment.  No Participant’s rights nor any amounts payable hereunder may be voluntarily or involuntarily sold or assigned, and shall not be subject to any attachment, levy or garnishment.

(b)

No Right of Employment.  This Plan is not a contract of employment and does not limit in any way the right of the Company or any Subsidiary to terminate the employment of any Executive Officer or Participant, with or without cause, subject, however to the terms of any employment agreement then in effect.

(c)

Unsecured Claims.  The Company shall not be obligated to reserve or otherwise set aside funds for the payment of its obligations hereunder, and the rights of any Participant under the Plan shall be an unsecured claim against the general assets of the Company.  All amounts due Participants or Beneficiaries under this Plan shall be paid out of the general assets of the Company.

(d)

Plan Administration.  The Committee shall have all powers necessary to administer this Plan, including all powers of Plan interpretation, of determining eligibility, and the effectiveness of elections, and of deciding all other matters relating to the Plan; provided, however, that no Participant shall take part in any discussion of, or vote with respect to, a matter of Plan administration which is personal to him, and not of general applicability to all Participants.  All decisions of the Committee shall be final as to any Participant under this Plan.

(e)

Claims Procedure.  The claims procedure set forth in the Company’s principal defined contribution plan qualified under Code Section 401(a), or any successor to such plan, is incorporated herein by this reference as the claims procedure for this Plan; provided, however, that the Committee shall be substituted as the plan administrator under such procedure and the Committee shall be substituted for any person with the authority to review the decisions of the plan administrator under such procedure.

(f)

Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the amounts to be paid under this Plan.

(g)

Amendment and Termination.  The Committee may amend this Plan in any and all respects at any time, or from time to time, or may terminate this Plan at any time, but any such amendment or termination shall not, without the consent of the Participant, reduce the interest rate to be credited on the unpaid balance of the Participant’s Account, or prejudice or reduce the Participant’s right to receive amounts previously credited to such Participant’s Account; and, provided further, that any amendment or termination of the Plan shall not cause any amount otherwise payable hereunder to be accelerated in violation of the requirements of Code Section 409A.

(h)

Termination and Liquidation.  The Plan shall be terminated effective December 17, 2008, and all Participant Accounts in the Plan on December 21, 2009 shall be paid in a single lump sum equal to the balance in such Participant’s Account on November 30, 2009.  In the event of the Participant’s death prior to December 21, 2009, his Account shall be distributed to his Beneficiary.  The termination and liquidation of the Plan shall be nullified and of no effect in the event that the Company determines based on Internal Revenue Service guidance or rulings that the termination and liquidation will adversely affect the compliance of the Plan or any other deferred compensation plan maintained by the Company with Section 409A of the Internal Revenue Code of 1986, as amended.

(i)

Applicable Law.  The Plan and all rights hereunder, to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended, shall be governed by the internal laws of the state of Wisconsin without application of the principles of conflicts of law.